Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of City Holding Company on Form S-4 of our report dated May 6, 2004 on the March 31, 2004 consolidated financial statements of Classic Bancshares, Inc. appearing in the 2004 Form 10-K of Classic Bancshares, Inc. and to the reference to us under the heading “Independent Registered Public Accounting Firms” in the prospectus.

/s/ Crowe Chizek and Company LLC

Crowe Chizek and Company LLC

Louisville, Kentucky

March 11, 2005